EXHIBIT 21
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                            LIST OF SUBSIDIARIES
                            --------------------


      Name of Company                                 Where Organized
      ---------------                                 ---------------

1.    AMF Merchandising Corporation                   Delaware
2.    DC Distribution, LLC                            Illinois
3.    EC Managers, Inc.                               Delaware
4.    Kaanapali Land Management Corporation           Hawaii
5.    Kaanapali Farm Services, Inc.                   Hawaii
6.    Kaanapali Realty LLC                            Delaware
7.    KCF-1, LLC                                      Hawaii
8.    KDCW, Inc.                                      Delaware
9.    KLC Holding Corp.                               Delaware
10.   KLC Land Company, LLC                           Hawaii
11.   MauiGrown Coffee Distributors, LLC              Hawaii
12.   NB Lot 3, LLC                                   Delaware
13.   Oahu Distribution, Inc.                         Hawaii
14.   Oahu MS Development Corp.                       Hawaii
15.   Oahu Sugar Company, LLC                         Hawaii
16.   Pioneer Mill Company, LLC                       Hawaii
17.   PM Land Company, LLC                            Delaware
18.   WG Land, LLC                                    Delaware